FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FISCAL SECOND QUARTER FINANCIAL RESULTS

- Company Reports a 48.7% Increase in Revenues and Operating Profit -

Houston, TX - November 14, 2008 -- US Dataworks, Inc. (NYSE Alternext US: UDW), a leading developer of payment processing solutions, announced today financial results for its fiscal 2009 second quarter and six months results ended September 30, 2008.

Revenues for the second quarter ended September 30, 2008 were $2,030,737 compared with revenues of $1,366,084 for the same period a year ago. The company reported a gain from operations for the second quarter of $162,702 compared to a loss from operations of $831,446 for the second quarter ended September 30, 2007. Net loss for the second quarter was $1,841,695 or $0.06 per share, compared to a net loss of $845,758 or $0.03 per share, for the corresponding period in the prior year.

Revenues for the six months ended September 30, 2008 were $4,099,786 compared with the revenues of $2,595,156 for the same period a year ago. Gain from operations for the six months ended was $269,850 compared to an operating loss of $1,668,516 for the six months ended September 30, 2007. Net loss for the six months ended was $1,951,176 or $0.06 per share, compared to a net loss of $1,715,019 or $0.05 per share, for the corresponding period in the prior year.

Contributing to the net loss in the three and six months periods were the promissory notes that were paid in full during the quarter on August 13, 2008, resulting in an accounting treatment consistent with FASB No. 133 guidelines. At the time the notes were paid off the derivatives no longer have value associated with the notes, and the discount on note payable must be immediately expensed. At the time the notes were paid in August 2008, $1,747,791 remained on the discount on note payable. This amount was charged to interest expense in the quarter ended September 30, 2008 and accounts for the bulk of the decrease in other income for the three and six months ended September 30, 2008 as compared to the same time period last year.

Charles E. Ramey, Chairman and CEO of US Dataworks said, “We are very encouraged about our continued growth, especially in transactional revenues of 34% in the quarter. This increase was principally due to an increase in the number of customers subject to transactional pricing combined with an increase in transactions processed by our current customers.”

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Mr. Ramey added, “We were pleased to report our second consecutive quarter of operating profits, which we believe indicates success in our recent restructuring. We believe that we have properly right sized the Company to incur additional growth. Overall, while we have a lot to do, we have accomplished a lot over the last quarter, including the early repayment of the convertible promissory notes, acceptance of our compliance plan by NYSE Alternext US (formerly the American Stock Exchange), adding a major U.S. Federal Government Entity to use our ClearingWorks 3.0, and the launch of a new, patent-pending solution to capture payments remotely and send the images and data directly to a centralized processing system. This last accomplishment will eliminate the need for our clients to rely on a PC to drive the remote capture device. This will minimize our clients’ costs as well as help improve their employee productivity. We are excited about this new solution and believe it will assist the company in continuing our growth.”

A conference call is scheduled for today, at 11:00 AM EST. Interested parties may participate in the call by dialing (866) 478-2375; international callers dial (850) 430-4235 about 5-10 minutes prior to 11:00 AM EST. The conference call will also be available on replay starting at 1:00 p.m. EST on November 14, 2008, and ending on November 21, 2008. For the replay, please dial (866) 415-9493 (replay pin # 5008). The access number for the replay for international callers is (585) 419-6446 (replay pin # 5008).

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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks. Additional information about US Dataworks is available at www.usdataworks.com.

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients. Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, the Company's position in the marketplace, its ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-KSB for the period ended March 31, 2008 and its quarterly report on Form 10-Q/A for the period ended June 30, 2008. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.
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US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA
(UNAUDITED)

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
Revenues
Software licensing revenues	-	36,922	30,000	106,922
Software transactional revenues	522,755	389,880	1,060,504	779,389
Software maintenance revenues	219,608	233,796	448,482	425,009
Software service revenues	1,288,374	705,486	2,560,800	1,283,836
ATM Equipment revenues	-	-	-	-
	2,030,737	1,366,084	4,099,786	2,595,156
Discounts on Sales	-	-	-	-
Net Revenue	2,030,737	1,366,084	4,099,786	2,595,156

Cost of sales	505,766	509,123	1,043,260	895,082
Gross profit	1,524,971	856,961	3,056,526	1,700,074

Operating Expenses
General and administrative	1,314,087	1,642,644	2,690,443	3,283,777
Depreciation and amortization	48,182	45,763	96,233	84,813
Goodwill Impairment	-	-	-	-

	1,362,269	1,688,407	2,786,676	3,368,590

Gain/(Loss) from operations	162,702	(831,446)	269,850	(1,668,516)

Other income (expense)
Financing costs	(299,692)	(25,976)	(329,692)	(25,976)
Interest expense	(2,219,703)	(6,402)	(2,493,419)	(12,803)
Interest expense - related parties	(67,922)	(10,938)	(78,829)	(21,875)
Loss on disposition of assets	-	(44,231)	-	(44,231)
Gain/Loss on Derivatives	580,201	73,235	621,281	58,382
Other income (expense)	2,719	-	59,633	-

	(2,004,397)	(14,312)	(2,221,026)	(46,503)

Net Income (Loss)	(1,841,695)	(845,758)	(1,951,176)	(1,715,019)

Basic and diluted loss per share	(0.06)	(0.03)	$(0.06)	(0.05)

Basic and diluted weighted -average (adjusted
for reverse stock split 1:5)shares outstanding	32,349,012	31,549,103	32,243,947	31,425,462

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US DATAWORKS, INC.
Quarterly Balance Sheet Analysis
For the quarter ended September 30, 2008
(UNAUDITED)

ASSETS	September 30,
2008
Current assets
Cash and cash equivalents	322,978
Accounts receivable, trade	1,068,258
Prepaid expenses and other current assets	194,055

Total current assets	1,585,291

Property and equipment, net	390,342
Goodwill, net	4,020,698
Other assets
Deposits	32,111
Deferred Financing Costs	378,578
Total Other Assets	410,689

Total assets	6,407,020

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Notes payable - current	35,279
Note Payable - related party	4,203,500
Deferred revenue - current	315,324
Accounts payable	657,157
Accrued expenses	179,408
Accrued Interest - Related Party	55,044

Total current liabilities	5,445,712

Long term Note Payable	35,279

Total liabilities	5,480,991

Shareholders' equity
Convertible series B preferred stock, 0001 par	55
Common Stock. 0001 par	3,236
Additional paid in capital	64,933,785
Unissued Common Stock	31,367
Accumulated deficit	(64,042,414)

Total shareholders' equity	926,029
Total liabilities and shareholders' equity	6,407,020

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